Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 of Arxis, Inc. of our reports dated November 24, 2025, relating to the combined financial statements of Arcline Engineered Polymer Topco L.P. and Hawkeye TopCo L.P. (Arxis) and the consolidated financial statements of Connector TopCo, L.P., appearing in the Preliminary Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Preliminary Prospectus.

/s/ RSM US LLP

Boston, Massachusetts

March 24, 2026